SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):
                         March 13, 1995



                     HEALTH CARE REIT, INC.
     (Exact name of registrant as specified in its charter)



          Delaware                1-8923           34-1096634
(State or other jurisdiction    (Commission       (IRS Employer
      of incorporation)         File Number)    Identification No.)



One SeaGate, Suite 1950, P.O. Box 1475, Toledo, Ohio     43603-1475
(Address of principal executive offices)                 (Zip Code)



(Registrant's telephone number, including area code):  419-247-2800




                This Instrument contains 5 pages.

                Exhibit Index is located on page 4.

ITEM 5.   OTHER EVENTS.

The Company extended a loan to Psychiatric Hospitals of America, Inc. ("PHA") in the original principal amount of $13,700,000 on June 9, 1988 ("PHA Loan"). PHA has failed to make principal and interest payments when due in an aggregate amount exceeding $2,000,000. On March 13, 1995, the Company gave notice to PHA that all indebtedness under the PHA Loan is immediately due and payable. Also on March 13, 1995, the Company presented for payment a $1,125,000 Letter of Credit issued by Bank Hapoalim B.M. and, on March 14, 1995, the Letter of Credit proceeds were paid to the Company. On March 14, 1995, the Company filed a complaint in the Circuit Court of Pinellas County, Florida for money damages and foreclosure of a mortgage held by the Company against the behavioral care facility known as Horizon Hospital located in Clearwater, Florida. On March 15, 1995, the Company filed a complaint in the Circuit Court of Dade County, Florida for money damages and foreclosure of a mortgage held by the Company against the behavioral care facility known as Harbor View Hospital located in Miami, Florida. On March 21, 1995, the Company filed a complaint in the Circuit Court of Pinellas County, Florida for money damages due on a personal guaranty.

On March 24, 1995, PHA and certain of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code. The Company is vigorously pursuing all of its rememdies.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.

                    None.

          (b)  Pro Forma Financial Information.

                    None.

          (c)  Exhibits.

                    (1)     Press Release dated March 24, 1995.



                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HEALTH CARE REIT, INC.



                              By:        GEORGE L. CHAPMAN
                                  --------------------------------
                                     George L. Chapman

                              Its:   Executive Vice President

                                     and General Counsel


Dated:     March 24, 1995


                          EXHIBIT INDEX



                 Designation
                Number Under
                 Item 601 of
Exhibit No.     Regulation S-K         Description          Page #
- ----------      --------------     -------------------      ------

    1                 21           Press Release dated        5
                                      March 24, 1995